EXHIBIT 99.1

Stillwater Mining Company Provides Update on Reorganization Plan and Labor Matters at the Stillwater Mine and Columbus Processing Facilities

LITTLETON, Colo., Aug. 17, 2015 (GLOBE NEWSWIRE) -- Stillwater Mining Company (NYSE:SWC) today updated its previously announced reorganization plans. As a result of the deteriorating PGM market environment, the Company is reducing its workforce, primarily at the Stillwater Mine and Columbus processing facilities, by 119 employees. In addition, the Company has modified its mine plan to focus on the most profitable mining areas within the Stillwater Mine and will continue efforts to maximize production from the East Boulder Mine. The Company will continue to closely monitor market conditions and may make other adjustments as necessary.

Labor Matters

The labor contract with employees represented by the USW International Union Local 11-0001 at the Stillwater Mine and Columbus processing facilities expired on June 12, 2015. Subsequently, employees at these sites voted twice, and rejected, a tentative labor agreement reached on May 27, 2015 that was recommended by the USW International Union Local 11-0001. Following the votes, employees have continued to work under the terms of the previously expired contract. On July 30, 2015, the Company notified the union that negotiations had reached an impasse and that it would implement its last, best and final contract offer, which is the same agreement previously rejected by the represented employees.

The material points of the contract are:

  No increase in base wages for each of the first two years of the agreement
  Simplification of the incentive program and the introduction of metrics that better align employee and shareholder outcomes

The Company will implement the new agreement on September 1, 2015.

About Stillwater Mining Company

Stillwater Mining Company is the only U.S. miner of platinum group metals (PGMs) and the largest primary producer of PGMs outside of South Africa and the Russian Federation. PGMs are rare precious metals used in a wide variety of applications, including automobile catalysts, fuel cells, hydrogen purification, electronics, jewelry, dentistry, medicine and coinage. The Company is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana known as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. The Company also recycles PGMs from spent catalytic converters and other industrial sources. The Company owns the Marathon PGM-copper deposit in Ontario, Canada, and the Altar porphyry copper-gold deposit located in the San Juan province of Argentina. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information about the Company can be found at its website: www.stillwatermining.com.

Cautionary Note Concerning Forward-Looking Statements

Some statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially from management's expectations. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates," "predicts," "should," "will," "may" or similar expressions. Such statements also include, but are not limited to, comments regarding plans to focus on the most profitable mining areas within the Stillwater Mine and continued efforts to maximize production from the East Boulder Mine; simplification of the incentive program and the introduction of metrics to better align employee and shareholder outcomes. The forward-looking statements in this release are based on assumptions and analyses made by Management in light of experience and perception of historical trends, current conditions, expected future developments, and other factors that are deemed appropriate. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The forward-looking statements herein speak only as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

CONTACT: Mike Beckstead
         (720)-502-7671
         investor-relations@stillwatermining.com